QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.13

CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS

        I hereby consent to the reference to me, Michael E.J. Phelps, included in or made a part of the Registration Statement on Form S-4 of Duke Energy Holding Corp., and any amendments thereto.

/s/ MICHAEL E.J. PHELPS Name: Michael E.J. Phelps
Date: January 31, 2006

QuickLinks

  Exhibit 99.13
CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS